                                                                   Exhibit 11(a)

                        NET INCOME PER SHARE CALCULATION
                    (in thousands except per share amounts)



                                                            THREE MONTHS ENDED             THREE MONTHS ENDED
                                                             NOVEMBER 30, 1997              NOVEMBER 30, 1996
                                                          DOLLARS        SHARES          DOLLARS        SHARES
Income before extraordinary item                       $    12,641                      $   7,525

Extraordinary item - Loss on early
  extinguishment of debt, net of
  income tax benefit                                    (    2,663)                            -
                                                       -----------                      ----------
Net income                                             $     9,978                      $   7,525
                                                       ===========                      ==========

Primary weighted average shares
of common stock outstanding:

Common stock (a)                                                          53,685                           54,868
Employee stock options (b) (d)                                               838                               94
                                                                       ---------                        ---------
                                                                          54,523                           54,962
                                                                       =========                        =========

Per share:

   Income before extraordinary item                    $       .23                      $     .13
   Extraordinary item                                   (      .05)                             -
                                                       -----------                      ---------
   Net income                                          $       .18                      $     .13
                                                       ===========                      =========


Fully diluted weighted average shares
   of common stock outstanding:
   Common stock (a)                                                       53,685                           54,868
   Employee stock options (c) (d)                                            872                               94
                                                                       ---------                        ---------
                                                                          54,557                           54,962
                                                                       =========                        =========

Per Share:

   Income before extraordinary item                    $       .23                      $     .13
   Extraordinary item                                   (      .05)                            -
                                                       -----------                      ---------
   Net income                                          $       .18                      $     .13
                                                       ===========                      =========


(a) Includes 3,880,140 additional shares issued to an escrow account on September 13, 1995 pursuant to the Consensual Plan. Does not include 1,395,992 shares held in treasury.

(b) Represents the number of shares of common stock issuable on the exercise of dilutive employee stock options less the number of shares of common stock which could have been purchased with the proceeds from the exercise of such options. These purchases were assumed to have been made at the average market price of the common stock during the period.

(c) Same as (b) except that purchases of common stock were assumed to have been made at the higher of either the market price of the common stock at the end of the period or the average market price for the period.

(d) For the three months ended November 30, 1996, does not include 1,485,000 shares subject to options because such options would have an anti-dilutive effect in such period.